EXHIBIT 11

                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                 (Amounts in millions, except per-share amounts)

                                                                   Three Months Ended                Six Months Ended
                                                                              June 30                         June 30
                                                         ----------------------------    ----------------------------
                                                                 2001            2000            2001            2000
-----------------------------------------------------    ------------    ------------    ------------    ------------
BASIC EARNINGS PER SHARE
Income before extraordinary item and effect
   of changes in accounting principles                   $        473    $        564    $        984    $        835
Effect of repurchase of Trust Preferred Securities                 --              --              --               1
                                                         ------------    ------------    ------------    ------------
Earnings before extraordinary item and effect of
   changes in accounting principles                               473             564             984             836
Extraordinary loss, net                                            --              --              (3)             --
Cumulative effect of changes in
   accounting principles, net                                      --              --             (24)             --
                                                         ------------    ------------    ------------    ------------

Earnings applicable to common stock                      $        473    $        564    $        957    $        836
                                                         ============    ============    ============    ============

Weighted average common shares outstanding                      372.0           368.8           371.1           368.5
                                                         ============    ============    ============    ============
Basic earnings per share
   Income before extraordinary item and effect
     of changes in accounting principles                 $       1.27    $       1.53    $       2.65    $       2.27
   Extraordinary loss, net                                         --              --            (.01)             --
   Cumulative effect of changes in
     accounting principles, net                                    --              --            (.06)             --
                                                         ------------    ------------    ------------    ------------

     Basic earnings per common share                     $       1.27    $       1.53    $       2.58    $       2.27
                                                         ============    ============    ============    ============

DILUTED EARNINGS PER SHARE
Earnings before extraordinary item and effect of
   changes in accounting principles                      $        473    $        564    $        984    $        836
Extraordinary loss, net                                            --              --              (3)             --
Cumulative effect of changes in
   accounting principles, net                                      --              --             (24)             --
                                                         ------------    ------------    ------------    ------------

Earnings applicable to common stock                      $        473    $        564    $        957    $        836
                                                         ============    ============    ============    ============

Weighted average common shares outstanding                      372.0           368.8           371.1           368.5
Dilutive effect of exercise of options outstanding                2.7              .3             1.7              .2
                                                         ------------    ------------    ------------    ------------

                                                                374.7           369.1           372.8           368.7
                                                         ============    ============    ============    ============
Diluted earnings per share
   Income before extraordinary item and effect
     of changes in accounting principles                 $       1.26    $       1.53    $       2.64    $       2.27
   Extraordinary loss, net                                         --              --            (.01)             --
   Cumulative effect of changes in
     accounting principles, net                                    --              --            (.06)             --
                                                         ------------    ------------    ------------    ------------

     Diluted earnings per common share                   $       1.26    $       1.53    $       2.57    $       2.27
=====================================================    ============    ============    ============    ============

                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                 (Amounts in millions, except per-share amounts)


The following items were not included in the computation of diluted earnings per share because their effect was antidilutive:

                                                       Three Months Ended                             Six Months Ended
                                                                  June 30                                      June 30
                                -----------------------------------------    -----------------------------------------
                                               2001                  2000                   2001                  2000
                                -------------------    ------------------    -------------------    ------------------
STOCK OPTIONS
    Number of shares                            .02                  4.16                    .02                  4.61
    Price range per share        $29.063 -- $29.438    $23.125 -- $29.438     $29.063 -- $29.438    $21.250 -- $29.438
    Expiration range            12/01/07 -- 4/29/08    8/18/00 -- 7/08/08    12/01/07 -- 4/29/08    8/18/00 -- 7/08/08
---------------------------     -------------------    ------------------    -------------------    ------------------